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                                                                      Exhibit 14


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement. We also consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, and Class C Shares' Prospectus and "Independent Registered Public Accounting Firm" in the Class A, Class B, and Class C Shares' Statement of Additional Information for Federated Municipal Securities Fund, Inc., dated May 31, 2006, and to our report, dated May 10, 2006, on Federated Municipal Securities Fund, Inc. included in the Annual Report to Shareholder for the fiscal year ended March 31, 2006, which all are incorporated by reference in the Prospectus/Proxy Statement in the Registration Statement of Federated Municipal Securities Fund, Inc. on Form N-14.



                                          ERNST & YOUNG LLP


Boston, Massachusetts
July 28, 2006